UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

INGEN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

(951) 688-7840

(Registrant's telephone number, including area code)

Georgia	000-28704	84-1122431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

3410 La Sierra Ave., Suite F 507 Riverside, CA 92503

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On July 19, 2013, the Company terminated its Consulting Agreement with Sage Marketing Advisors and the Managing Partner, Jeffrey R. Chicola. The Consulting Agreement dated February 26, 2013, and executed by both parties on March 3, 2013 included the issuance of 30,000,000 common shares as pre-payment for future services to be rendered. On July 17, 2013, the Company received notice from Mr. Chicola, Managing Partner of Sage Marketing Advisors, that he was unsuccessful with depositing the shares with any of his brokers. Due to this matter Sage Marketing Advisors was unable to perform any services under the terms and conditions set forth within the Agreement.

Item 9.01      Consulting Agreement Exhibit

(d)       Exhibits

Exhibit 99.1    Consulting Agreement with Sage Marketing Advisors and Jeffrey R. Chicola

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 19, 2013	INGEN TECHNOLOGIES, INC.

By: /s/ Gary B. Tilden
Gary B. Tilden,
Chairman of the Board Chief Operations Officer